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                                  EXHIBIT 99.2


XENOMETRIX LOGO                                                    NEWS

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FOR IMMEDIATE RELEASE                                Xenometrix, Inc.
---------------------                                2425 North 55th Street
                                                     Boulder, CO 80301
Contact: Stephen J. Sullivan, President and CEO      Telephone: (303) 447-1773
                 (303) 447-1773 ext. 149             Facsimile: (303) 447-1758


                       XENOMETRIX RESTRUCTURES OPERATIONS


BOULDER, CO - FEBRUARY 3, 1998 - Xenometrix, Inc. (OTC BB: XENO, Boston Stock
Exchange: XEN) announced today an immediate restructuring of operations resulting in the elimination of twenty positions. "This move, while regrettable, is necessary to conserve resources while the Company pursues financing alternatives," said Steve Sullivan, President and CEO. "Despite this cutback, we are maintaining our core scientific staff and resources. We will continue to pursue all reasonable options for raising capital as well as evaluate other strategic alternatives. However, at this point, the Company cannot provide assurances in this regard. If additional capital is not forthcoming, we will have to consider other options including suspension of the Company's operations," said Sullivan.

Xenometrix is a biotechnology company with proprietary gene expression profiling technology and genotoxicology technology used to help pharmaceutical, chemical and biotechnology companies to accelerate the selection of the most promising drug and chemical leads.

Except for the historical information contained herein, this release contains forward-looking statements relating to future financial results or business expectations. Business plans may change as circumstances warrant. Actual results could differ materially as a result of risk-related factors over which the company has no control. Such factors include, but are not limited to those discussed in "Business", "Risk Factors," and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Form 10-KSB filed with the Securities and Exchange Commission for the year ended June 30, 1997.

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